EXHIBIT 99.1

Lexaria Granted Two New Patents in Canada

•         Lexaria now holds 37 granted patents world-wide

•         Potential application in treating nicotine addiction

Kelowna, British Columbia – October 12, 2023 – Lexaria Bioscience Corp. (Nasdaq: LEXX) (Nasdaq: LEXXW) (the “Company” or “Lexaria”), a global innovator in drug delivery platforms announces it has been granted two new patents by the Canadian Intellectual Property Office (“CIPO”), increasing Lexaria’s complete patent portfolio to 37 granted patents.

Canadian Patent #2,984,917, “Stable Ready-to-drink Beverage Compositions Comprising Lipophilic Active Agents” was granted on September 26, 2023, and expires December 1, 2036. This patent recognizes Lexaria’s innovations in delivering lipophilic (fat-based) active drugs and active molecules suspended in a water-based format. Lexaria’s DehydraTECH technology can be used in both dry formats such as capsules and pills, as well as in liquid formats such as drops, tinctures and also beverages including consumer beverages. This is Lexaria’s 6th granted patent in its patent family #3.

Canadian patent #3,111,082, “Lipohilic Active Agent Infused Tobacco Leaves and/or Tobacco Materials and Methods of Use Thereof” was granted on August 29, 2023, and expires on September 13, 2039. This patent recognizes Lexaria’s innovations in infusing tobacco leaves directly with drugs or active molecules such as nicotine with or without cannabinoids for potential applications such as treating nicotine addiction. This is Lexaria’s 1st granted patent in its patent family #14.

Lexaria has also filed for international patent protection for DehydraTECH-powered oral-nicotine following the earlier 2023 award of this patent class in the USA.

About Lexaria Bioscience Corp.

Lexaria Bioscience Corp.’s patented drug delivery technology, DehydraTECH™, improves the way active pharmaceutical ingredients (APIs) enter the bloodstream through oral delivery. Since 2016, DehydraTECH has repeatedly demonstrated the ability to increase bio-absorption with cannabinoids, antiviral drugs, PDE5 inhibitors and more. DehydraTECH has also evidenced an ability to deliver some drugs more effectively across the blood brain barrier. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 37 patents granted and many patents pending worldwide. For more information, please visit www.lexariabioscience.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. Statements as such term is defined under applicable securities laws. These statements may be identified by words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions. Such forward-looking statements in this press release include, but are not limited to, statements by the company relating the Company’s ability to carry out research initiatives, receive regulatory approvals or grants or experience positive effects or results from any research or study. Such forward-looking statements are estimates reflecting the Company’s best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that the Company will actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements.  As such, you should not place undue reliance on these forward-looking statements.  Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process, potential adverse effects arising from the testing or use of products utilizing the DehydraTECH technology, the Company’s ability to maintain existing collaborations and realize the benefits thereof, delays or cancellations of planned R&D that could occur related to pandemics or for other reasons, and other factors which may be identified from time to time in the Company’s public announcements and periodic filings with the US Securities and Exchange Commission on EDGAR. The Company provides links to third-party websites only as a courtesy to readers and disclaims any responsibility for the thoroughness, accuracy or timeliness of information at third-party websites. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA).  Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease. Any forward-looking statements contained in this release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements or links to third-party websites contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

INVESTOR CONTACT:

George Jurcic - Head of Investor Relations

ir@lexariabioscience.com

Phone: 250-765-6424, ext 202